Exhibit 99.2

PROXY CARD

FOR SPECIAL MEETING OF STOCKHOLDERS OF TELLURIAN INVESTMENTS INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints [•] and [•], and each of them, with full power of substitution, as proxies to vote the shares which the undersigned is entitled to vote at the Special Meeting of Stockholders of Tellurian Investments Inc., a Delaware corporation, to be held at the Petroleum Club, located at 1201 Louisiana Street, 35th Floor, Houston, Texas 77002, and at any adjourned or postponed meeting or meetings thereof, held for the same purposes.

This proxy when properly signed will be voted in the manner directed herein by the undersigned stockholder. In the event that any other matter may properly come before the meeting, or any adjournment or postponement thereof, the proxies are authorized, in their discretion, to vote the matter.

Please mark your votes as in this example using dark ink only. [X]

IF NO CHOICE IS INDICATED, THIS PROXY SHALL BE DETERMINED TO GRANT AUTHORITY TO VOTE FOR PROPOSAL 1.

1.
The approval of the Agreement and Plan of Merger, dated as of August 2, 2016, by and among Magellan Petroleum Corporation, a Delaware corporation, Tellurian Investments Inc., a Delaware corporation, and River Merger Sub, Inc., a Delaware corporation.

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

Please indicate whether you plan to attend the meeting: YES [ ]    NO [ ]

IMPORTANT - PLEASE SIGN AND DATE ON OTHER SIDE AND RETURN PROMPTLY

IMPORTANT - PLEASE SIGN AND RETURN PROMPTLY (in no event later than [•], 2016). Please date this proxy and sign your name exactly as it appears hereon. Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation or other entity, the proxy should be signed by a duly authorized officer.

Exhibit 99.2

Please mark, sign, date and return your proxy promptly in the enclosed envelope whether or not you plan to attend the Meeting. No postage is required. You may nevertheless vote in person if you do attend.

Signature:____________________________________________

Title:________________________________________________

Signature, if held jointly:____________________________________________

Dated: _______________, 2016

Please
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Name:___________________________________________________________